Exhibit 10.13

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

MINING LEASE AGREEMENT

This agreement, made and entered into this 1st day of April, 1986, by and between FLORIDA ROCK INDUSTRIES, INC., a Florida corporation, with its principal place of business at 155 East 21st Street, Jacksonville, Florida 32206 (hereinafter called “Tenant”), and FLORIDA ROCK PROPERTIES, INC., a Florida corporation, with its principal place of business at 155 East 21st street, Jacksonville, Florida 32206 (hereinafter called “Landlord”) (which term shall include the plural and the heirs, personal representatives, assigns, and/or successors in interest wherever the context so requires).

W I T N E S S E T H :

That Landlord, in consideration of the sum of Ten Dollars ($10.00) in hand paid, receipt whereof is hereby acknowledge by Landlord, does hereby lease unto Tenant the hereinafter described lands for the purpose of mining sand, gravel, lime rock, limestone and granite (hereinafter collectively called “Construction Materials”), all on the terms and conditions hereinafter set forth:
1.The lands above and hereinafter referred to are located in Alachua county, Florida, and are described as follows: SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF
Such lands are subject to liens, encumbrances, restrictions, easements and other uses described as follows: SEE EXHIBIT B ATTACHED HERETO AND MADE A PART HEREOF
All of the above are hereinafter called the “Leased Lands”.
2.The term of this lease shall be for a period of twenty (20) years beginning on the first day of the calendar month next following the date of this agreement, unless sooner terminated pursuant to the provisions hereinafter set forth.
3.During the term of this lease, Tenant shall have the right to enter upon and use Leased Lands for the purpose of mining, quarrying and removing therefrom, by blasting and otherwise, such deposits of Construction Materials, clay, topsoil and overburden as may exist thereon or thereunder, together with the optional right to construct,maintain and operate mining, quarrying, washing, crushing and other plants, machinery, dams, dredges, ponds, settling basins, roads, railway spur lines, power lines, telephone lines, pipe lines, ditches and other equipment and facilities (hereinafter collectively called “Facilities and Equipment”) to the extent that any of the same are found by Tenant to be necessary or incidental to or desirable in connection with the blasting, dredging, excavation, quarrying, mining, processing and removal (hereinafter collectively called “Mining”) of the Construction Materials. Tenant shall have the right to remove any or all of such Facilities and Equipment from the Leased Lands at any time during the period of this lease and within a period of six (6) months following the termination hereof. Title to all Facilities and Equipment placed on the Leased Lands by Tenant shall remain in Tenant throughout the term of this lease.
4.Landlord shall have the right to use Leased Lands or any part thereof for any lawful purposes which do not interfere with the Mining, the Facilities and Equipment and other rights granted to Tenant hereby and hereunder.
5.Tenant agrees to pay to Landlord, for the use and possession of Leased Lands for the above described purposes, royalties as hereinafter set forth, namely:
SEE EXHIBIT C ATTACHED HERETO AND MADE A PART HEREOF

Provided, however, this lease shall be recorded in the public records of the county in which the Leased Lands are located as a short form memorandum Agreement without attaching thereto a copy of said Exhibit C.
6.The payment of earned royalties payable under the provisions of paragraph 5 hereof (for construction Materials mined and removed from the Leased Lands) shall be made within twenty (20) days from the end of the month in which such materials are shipped from Tenant’s plant. At the time of making such payment, Tenant shall deliver to Landlord, at the address hereinafter stipulated, a report showing the amount of Construction Materials sold during the preceding month. Landlord shall have the right, at all reasonable times during business hours, to check Tenant’s operations hereunder and its records thereof to determine the accuracy of Tenant’s reports and payments made with respect to the amount of materials so shipped. It is understood that Tenant’s business records contain proprietary information and Landlord agrees to maintain the confidentiality of any information it obtains in connection with inspections authorized by this paragraph.
7.It is agreed by the parties hereto that if and when Tenant is in default in the payment of any royalties due hereunder, Landlord may give notice in writing of the amount due and its intention to terminate this lease. If such royalties then due are not paid within thirty (30) days from the date Tenant receives such notice, Landlord may then declare this lease terminated, but otherwise this lease is to remain in full force.
8.Tenant may terminate this lease at any time by giving Landlord notice of such intention or by failing to pay any minimum royalty due under paragraph 5(a) hereof. It is agreed, however, that this does not affect Landlord’s rights and interest in any earned royalties which may be due.

Failure to pay such royalties shall not automatically cancel this lease, but if Landlord shall notify Tenant in writing of its failure to pay said royalties and if said royalties are not paid within thirty (30) days from date such notice is received by Tenant, this lease shall automatically be terminated. It is understood that this is a method which may be used by Tenant in affecting a termination of this lease, should it desire to exercise its option to do so.
9.Landlord hereby releases Tenant from any and all damages that might occur to the Leased Lands, improvements or property of Landlord arising out of the quarrying, blasting or other normal mining and processing operations of Tenant during the period of this Lease; provided however, this release shall not extend to damages arising from the gross negligence or willful and wanton misconduct of Tenant, its agents, or employees on the Leased Land.
10.Any valuable minerals located on the Leased Lands other than Construction Materials, clay, topsoil; tailings and overburden shall be considered as the property of Landlord and not subject to the terms of this lease, but Landlord agrees that the same will not be sold or leased to anyone other than Tenant without first giving Tenant written notice of Landlord’s intention to sell or lease the same, and Tenant shall have sixty (60) days within which to negotiate with Landlord for the purchase or lease thereof. If within such sixty (60) day period the parties are unable to agree upon terms and conditions for such sale or lease, Landlord shall be free to dispose of such other minerals to whomsoever and upon such terms as Landlord may choose. Any such sale or lease to others, however, shall provide for the removal of such other minerals to whomsoever and upon such terms as Landlord may choose. Any such sale or lease to others, however, shall provide that the removal of such other minerals shall not be accomplished in such a way as to interfere with Tenant’s operations authorized hereby and hereunder.
11.Tenant shall have the right to determine when and where Mining is to be commenced, whether on Leased Lands described or on other lands owned by or leased to Tenant. Tenant shall be under no obligation to commence or continue Mining on the Lease Lands or portions thereof if Tenant determines for any reason that it is undesirable, uneconomical or inexpedient for Tenant to do so.
12.As long as this lease is in force, Landlord will not mine, sell, lease or grant any privileges to mine Construction Materials on any other property owned or controlled by Landlord in the county in which the above described lands are located.
13.Tenant agrees that its Mining will be conducted in a good workmanlike manner, Landlord agrees that Tenant shall have the right to deposit plant washings and tailings generated in its mining operations on Leased Lands or other lands, on such portions of the Leased Lands or other lands as Tenant may deem advisable consistent with good mining practices and in accordance with the provisions of Exhibit “D” hereto, throughout the term of this lease.
In addition, Tenant agrees to abide by additional covenants as hereinafter set forth, namely: SEE EXHIBIT D ATTACHED HERETO AND MADE A PART HEREOF
This lease shall be recorded in the public records of the county in which the Leased Lands are located as a short form memorandum Agreement without attaching thereto a copy of said Exhibit D.

14.Landlord understands that substantial quantities of water are required in connection with Tenant’s operations. Tenant shall have the right to drill wells on Leased Lands as are necessary to obtain sufficient water for its operations, and, if it is unable at any time to obtain sufficient water for its operations from wells on said lands, then Tenant shall have the right, at its option, to cancel this agreement, upon written notice to Landlord. Landlord shall retain any and all monies paid to it up to and including the time of such cancellation.
15.Landlord covenants and warrants that it has the full right and lawful authority to lease the Leased Lands as herein provided; that said lands are free from any liens or encumbrances which would interfere with Tenant’s exercise of the rights granted to Tenant hereunder, except for liens, encumbrances and other uses stated on Exhibit B. Subject to the limitation in the last sentence of this paragraph 15, Landlord agrees to indemnify and save Tenant harmless from damages assessed against Tenant for its activities hereunder by third parties claiming an interest in the Leased Lands unless such interest is identified in Exhibit B. Landlord further agrees to indemnify and save Tenant harmless from its legal fees in defense of any such third-party claims. If Landlord previously acquired its interest in the Leased Lands from Tenant or an affiliate of Tenant, no indemnity shall be payable hereunder to Tenant on any matter which breached any covenant made by Tenant or its affiliate to Landlord in such acquisition, or which arose prior to the time of such acquisition.
16.It is agreed between the parties that Tenant may pay off and/or satisfy any and all mortgages, taxes or other liens against the Leased Lands if Landlord fails to do so. Such payments made on any mortgage or in discharge of tax or other liens by Tenant for the account of Landlord, may be deducted from an amounts that might be owed to Landlord under the terms of this lease. Landlord agrees to notify Tenant of any action that may be taken to foreclose on the Leased Lands due to any mortgage or other lien.
17.Any notice required or desired to be served upon Tenant shall be deemed to have been sufficiently served if mailed by registered or certified United States mail, postage prepaid, addressed to Tenant at Post Office Box 4667, Jacksonville, Florida 32201, or at such other place as Tenant may from time to time designate by written notice to Landlord.

An notice required or desired to be serve upon Landlord shall be deemed to have been sufficiently served if mailed by registered or certified          United States mail, postage prepaid, addressed to Landlord at Post Office Box 4667, Jacksonville, Florida 32201, or at such other place as Landlord may from time to time designate by written notice to Tenant.
18.Tenant agrees to indemnify, defend and hold harmless Landlord from and against all losses or expenses (including costs and attorneys’ fees) by reason of liability imposed by law upon Landlord for damages because of bodily injury, including death at any time arising therefrom, sustained by any person or persons or on account of damage to property (except Landlord’s property per paragraph 9 above), including loss of use thereof, arising out of or in consequence of the performance of Tenant’s operations under this lease or in connection with any rail operations on or servicing the Leased Lands.

19.If the present zoning classification of any part or all of the Leased Lands may have to be changed at any time or from time to time to permit Tenant’s intended use thereof, Tenant shall have full responsibility at its own cost to obtain the prerequisite zoning reclassification to permit such intended use. Landlord agrees to cooperate with and assist Tenant in obtaining such zoning reclassification.
20.Landlord agrees to pay all ad valorem taxes levied against the Leased Lands during the term of this lease prior to the time the same shall become delinquent; provided however, Tenant shall reimburse Landlord for the real estate taxes attributable to increased value of the Leased Land resulting from mining activities. Landlord shall furnish Tenant with a demand for reimbursement and a written explanation for any real estate tax reimbursements due under this section together with a copy of the receipts for the taxing authority for such taxes paid by the Landlord. Tenant shall reimburse Landlord for such taxes within thirty (30) days after receipt of the written demand, explanation and receipts for such taxes. Tenant agrees to pay any and all mining taxes, severance taxes or other like taxes in connection with the mining and removing of the Construction Materials, clay, topsoil and overburden together with all taxes on buildings and other property and installations constructed or placed upon the Leased Lands by Tenant.
21.Tenant shall give Landlord one hundred eighty (180) days’ notice before it needs the use or possession of any portion of the Leased Lands for its operations under this lease. During such one hundred eighty (180) day period, Landlord may remove or cause to be removed any existing improvements, crops or timber. Subsequent to the passing of such one hundred eighty (180) day period, Tenant may destroy or remove any improvements, crops or timber remaining on the Leased Lands without liability to Landlord for such destruction or removal. Should Tenant receive payment for any improvements, crops or timber it removes from the Leased Lands pursuant to this paragraph, it shall remit to Landlord any sums in excess of Tenant’s cost of such removal.
22.Tenant may be required to apply for and obtain certain surface mining permits and approvals from various local, state and federal agencies from time to time before mining can commence or continue on the Leased Lands, Tenant agrees to use its best efforts to obtain such permits and approvals and further agrees to conduct its operations on the Leased Lands in accordance with applicable laws and regulations of competent local, state and federal governments. Tenant further agrees to indemnify Landlord from any claim or loss caused by Tenant’s failure to comply with any such laws or regulations. Landlord agrees to cooperate in applying for and obtaining such permits and approvals as may be necessary and to approve mining plans, applications, proposals or other documents consistent herewith in order for Tenant to obtain such permits and approvals.
23.Landlord understands that Tenant’s activities on the Leased Lands may be carried out in conjunction with similar activities by Tenant on adjacent or nearby lands. Landlord agrees that Tenant may remove the material excavated from the Leased Lands for processing and stockpiling on other nearby lands owned or leased by Tenant and that royalties under paragraph 5 above shall not be payable on such materials until same are sold and shipped by Tenant. Landlord further agrees that materials excavated from adjacent or nearby lands may be cross-hauled over and stored or processed on the Leased Lands without payment of additional rents or royalties under this lease.
24.This lease and all the terms, covenants, conditions and provisions herein contained shall inure to and be binding upon the parties hereto and their respective heirs, executors,
25.Time is of the essence in this lease.
26.Landlord agrees that Tenant may without royalty or charge excavate and use clay, rock, sand, topsoil and fill from the Leased Lands for the construction of roads and operating areas reasonably necessary for Tenant’s operations on the Leased Lands.
27.Tenant shall have the right to renew this lease for two (2) additional terms of twenty (20) years provided notice of such renewal is given to Landlord in writing not later than six (6) months prior to the expiration of the initial term hereof. Such renewal terms shall be upon the same terms and provisions as set forth herein for the initial term, except that royalties shall be paid as stated in Paragraph 5.
28.Upon exercise of any renewal option, a memorandum agreement to that effect shall be executed by the parties for recording.
29.Tenant acknowledges that it will be in possession of the Leased Lands at all times during the lease term, and that it has been in possession of same prior to the commencement of the lease term for all Leased Lands which it sold to Landlord. Accordingly, Tenant hereby agrees to indemnify and hold harmless Landlord from any claim or loss arising out of railroad operations, if any, on or servicing the Leased Lands, unless the claim or loss is caused solely by the negligence or willful act of Landlord.

IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

FLORIDA ROCK PROPERTIES, INC.

/s/ [Illegible]        By: /s/ Edward L. Baker     As to Landlord            Its President
ATTEST: /s/ [Robert B. Smith]
Its Secretary

(CORPORAE SEAL)
“Landlord”

FLORIDA ROCK INDUSTRIES, INC.

/s/ [Illegible]        By:     /s/ Edward L. Baker     As to Landlord                Its President
ATTEST: /s/ George L. Rosborough     Its Secretary

STATE OF FLORIDA COUNTY DUVAL

The foregoing Mining Lease Agreement dated April 1, 1986, was acknowledged before me this 24th day of June, 1986, by EDWARD L. BAKER, the President, and ROBERT B. SMITH, the Secretary, of FLORIDA ROCK PROPERTIES, INC., a Florida corporation, on behalf of the corporation.

/s/ [Illegible]
Notary Public State of Florida My Commission expires:

STATE OF FLORIDA COUNTY DUVAL

The foregoing Mining Lease Agreement dated April 1, 1986, was acknowledged before me this 24th day of June, 1986, by EDWARD L. BAKER; the President, and GEORGE L. ROSBOROUGH, the Secretary, of FLORIDA ROCK INDUSTRIES, INC., a Florida corporation, on behalf of the corporation.

/s/ [Illegible]
Notary Public State of Florida My Commission expires:

EXHIBIT “A”

Portion of Section 13, 14, 22, 23, 24, 26 and 27, Township 9 South, Range 17 East to9ether with a portion of Section 18, Township 9 South, Range 18 East, all lying in Alachua County, Florida, and being more particularly described as follows:
A.The Southwest 1/4 of the Southwest 1/4 of Section 13, Township 9 South, Range 17 East.
B.The Southeast 1/4 of Section 14, Township 9 South, Range 17 East.
C.The Northeast 1/4 of the Southeast 1/4 of Section 22, Township 9 South, Range 17, East.
D.That portion of Section 23, Township 9 South, Range 17 East, lying West of the Westerly right of way line of Seaboard Coastline Railroad right of way.
E.The West 1/2 of the Northwest 1/4 of Section 24, Township 9 South, Range 17 East: except that portion lying within the right of ways of Seaboard Coastline Railroad right of way and County Road No. 235.
F.The Southwest 1/4 of the Northwest 1/4, and that portion of the East of the Northwest 1/4, and the West 1/2 of the Northeast 1/4 of Section 26, Township 9 South, Range 17 East, lying West of the westerly right of way line of Seaboard Coastline Railroad right of way.
G.The South 1/2 of the Northeast 1/4 of Section 27, Township South, Range 17 East.
H.The Southwest 1/4 of the Southwest 1/4 and the East 1/2 of the Southwest of Section 18, Township 9 South, Range 18 East; except that portion lying within the right of way of County Road NW 36.

EXHIBIT B
Part I
Permitted Title Exceptions

1.Rights or claims of parties in possession not shown by the public records.
2.Encroachments, overlaps, boundary line disputes, and any other matters which would be disclosed by an accurate survey and inspection of the premises.
3.Easements or claims of easements not shown by the public records.
4.Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.
5.Taxes or special assessments which are not shown as existing liens by the public records.
6.Taxes and assessments for the year 1986 and subsequent years.
7.Reservation referred to in that certain Deed dated November 14, 1946, filed December 6, 1946, and recorded in Deed Book 232, page 16, public records of Alachua County, Florida, and contained in the instrument recorded in Deed Book 83, page 216, and Deed Book as, page 362, both in the public records of Alachua County, Florida.
8.Easement as contained in that certain Deed dated September 19, 1958, filed October 2, 1958, and recorded in Official Records Book 28, page 198, public records of Alachua County, Florida. Affects Parcel “G”.
9.An easement for ingress and egress and “the right to relocated said easement from time to time as required by the mining operations on said property”, as set forth in that certain Warranty Deed recorded September S, 1969, in Official Records Book 594, page 216, public records of Alachua County, Florida. Affects Parcel “H”.
10.Roads and other matters shown on map prepared by Robert M. Angas & Associates dated September 20, 1983.
11.The rights of Paul L. Tanner. Jr., under that certain unrecorded Option Agreement dated July 7, 1982, to acquire certain lands in Section 26, Township 9 South, Range 17 East, more particularly described as:
A tract of land situated in Section 26, Township 9 South, Range 17 East, Alachua County, Florida, said tract of land being more particularly described as follows:
Commence at a concrete monument at the Northeast corner of the aforementioned Section 26, Township 9 South, Range 17 East for the point of reference and run North 89° 141 04” West, along the North line of said Section 26, a distance of 1847. 28 feet to a concrete monument and the True Point of Beginning, thence continue North B9°l4104” West, along said North line a distance of 797.85 feet to a concrete monument; thence run South 00°45156u West, a distance of 350.00 feet to a concrete monument; thence run North 33°53 ‘05” East, a distance of 417 .89 feet to the True Point of Beginning, containing 5.493 acres more or less.
Together with an easement for ingress and egress, over, under and across a 30-foot wide strip of land, said strip of land being more particularly described as follows:
Commence at the aforementioned Northeast corner of Section 26, Township 9 South, Range 17 East for the point of reference and run North 89° 14 ‘04fl West, along the North line of said Section 26, a distance of 1811.46 feet to the intersection of said North line with the Westerly right of way line of the Seaboard Coastline Railroad and the True Point of Beginning of said Easement; thence continue North 89°14’04 West, along said North line, a distance of 35.82 feet to a concrete monument at the Northeast corner of the above-described 5.493 acre tract of land; thence run South 33°53’05” West, along the Easterly boundary line of said to 5.493 acre tract of land and a Southwesterly projection thereof, a distance of 723.62 feet; thence run South 56°06’55” East, a distance of 30.00 feet the aforementioned Westerly right of way line of the Seaboard Coastline Railroad; thence run North 33°53‘05” East, along said Westerly right of way line, a distance of 743.19 feet to the True Point of Beginning.

EXHIBIT B
Part II Encumbrances Assumed by Tenant

None

[***] CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(B)(10). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

EXHIBIT C
Royalty Schedule Forming a Part of Paragraph 5

(a)The sum of [***] per month as a minimum royalty during each month of the first five years of this lease period. At the end of the first five years of the lease term, this minimum monthly royalty payment shall be adjusted proportionately with any changes in the Producer Price Index as determined by the U. S. Department of Labor during the first five years with the lease term, using calendar year 1985 as the base year. The minimum monthly royalty payment as adjusted shall then become the minimum monthly royalty payment for each month of the second five years of the lease term. At the end of the second five years and each five years thereafter, the minimum monthly royalty payment shall again be adjusted accordingly throughout the remaining term of the lease. For each adjustment after the first five year adjustment, the base year for the Producer Price Index shall be the last calendar year of the five year period which immediately preceded the five year period that just ended. Notwithstanding any of the above provisions, the minimum monthly royalty shall never be less than [***]. The payment for each month’s minimum royalty shall be made within twenty
(20) days following the beginning of the calendar month of the leased period. Minimum royalties paid by Tenant during the first three years of the lease may be recovered by Tenant as provided in the following provisions
(b)A sum equal to [***] of the annual average net sales price (as hereinafter defined) per ton (2,000 lbs.) of Construction Materials removed, processed, sold and shipped from the Leased Land as construction aggregate. Net sales price is defined as the FOB mine site sales price that Tenant receives from the Construction Materials less discounts for prompt payments. Tenant’s fiscal year commences October 1st, and at the end of each fiscal year, Tenant shall compute the annual average net sales price for Construction Materials sold from the Leased Land during the fiscal year. The fiscal year average net sales price shall be deemed the “annual average net sales price” for purposes of paying earned royalties under this subparagraph throughout the following fiscal year, then at the end of the next fiscal year, the fiscal year average net sales price shall he computed for payment of earned royalties in the following year and so forth throughout the terms hereof. It is understood that in preparing Construction Materials for sale and shipment, it is necessary to crush, process and wash the material. In this process, certain plant washings and tailings may be developed consisting of clay, sand and fine particles. These plant washings and tailings may be deposited in what is known as a “slurry pond”. Tenant shall not be required to pay for such materials which are produced in the ordinary crushing, processing and washing and deposited in the slurry pond even though the slurry pond may not be located on the Leased Lands.
(c)A sum equal to [***] of the sales price per cubic yard for all clay, topsoil and overburden sold by Tenant from the Leased Land.

(d)If the Construction Materials mined from the premises are used or sold by Tenant for use as raw products for cement manufacturing or for the manufacture of calcium products, then the royalty rate per ton for Construction Materials so used shall be equal to [***] of the sales price per ton for finished cement produced Materials or [***] of the sales finished calcium product produced Materials as the case may be.

(e)Minimum royalties paid under subparagraph (a) shall accrue in a “prepaid” royalty account and as earned royalties become due under subparagraphs (b) and (c) above, the Tenant shall be entitled to tender payment of the said earned royalties by crediting the sums accumulated in the “prepaid royalty account” as hereinafter provided. Minimum royalties paid during the first three years of this lease may be recovered at any time within the first ten years of the lease but not thereafter. Minimum royalties paid in the fourth and subsequent years of the lease may only be recovered by credit against earned royalties due during the Tenant’s fiscal year in which the minimum royalties are paid. Minimum royalties may only be recovered by credit against earned royalties as set forth therein.

EXHIBIT “D”

I.RECLAMATION REQUIREMENTS
a)Local, State and Federal Law. Tenant agrees to comply with all reclamation requirements imposed by any local, state and federal laws and regulations.

b)Slopes. Tenant agrees to slope all pit banks, dikes and spoil piles, to slope not steeper than 3H:IV to water’s edge and tenant further agrees to revegetate all above water slopes upon completion of mining.

Tenant shall submit a mining and land use plan to Landlord and at least annually update said plan. This plan shall include plans for reclamation including schedules for completion. To the extent practical, Tenant shall plan and carry out reclamation activities concurrently with mining.

c)Spoil Disposal. It is recognized by both Landlord and Tenant that the lakes excavated by Tenant under the terms of this Agreement are desirable additions to the land. Tenant agrees to refrain from impacting said lakes by allowing tailings (spoil) to enter the lakes insofar as is reasonably possible. However, it is also recognized by the parties that due to the physical restraints of property lines and topographic features and to economic considerations and the restraints of environmental regulations concerning land use, pumping of water, dike construction and impoundments, it is sometimes impractical to confine all tailings from mining operations in diked, upland impoundments.
When such considerations and Conditions preclude or render impractical the retention of tailings within diked, upland impoundments, Tenant will submit for Landlord’s approval, a plan to deposit tailings in an excavated lake area in a manner to cause as little adverse effect on the lake as possible. Due consideration shall be given to the need to minimize pumping distance. Approval of said plan shall not be unreasonably refused by Landlord.

II.OTHER COVENANTS
a)Real Estate Taxes. Notwithstanding the provisions of paragraph 20 and other provisions of the foregoing mining lease agreement, Tenant agrees to pay all ad valorem real estate taxes assessed against the premises throughout the term hereof or any extension or renewal thereof.

(b)Now Clause. It is understood that the Tenant may now or at any time during the term of this lease mine and remove materials from adjoining lands not owned by the Landlord and process those materials through the plant located on the leasehold without the payment of additional rents or royalties to the Landlord hereunder provided, however, after January 32, 1989; the Tenant must utilize materials from the. leased premises for the production of at least 75% of all materials sold and shipped from the plant located on the leasehold during each year of the lease term. Once all reasonably recoverable material has been removed and sold from the leasehold, then this provision shall no longer be applicable. If Tenant violates the provisions of this paragraph by failing to produce at least 75% of the production from materials mined and excavated on the leasehold, then landlord may, at its option, terminate this lease by giving lessee 60 days written notice of such termination.

PREPARED BY AND RETURN TO:
ALACHUA COUNTY ABSTRACT COMPANY/RC 2632 NW 43RD STREET, BLDG C GAINESVILLE, FL 32606
BY: JANET WYLENE EDGE 991184
PARTIAL RELEASE OF MINING LEASE AGREEMENT

FLORIDA ROCK PROPERTIES, INC. a Florida Corporation, (“Landlord”) holder of the Mining Lease Agreement executed by FLORIDA ROCK INDUSTRIES, INC., a Florida Corporation, (“Tenant”) to FLORIDA ROCK PROPERTIES, INC., a Florida Corporation dated April 1, 1986, filed June 30, 1986 and recorded in Official Records Book 1629, page 674 of the public records of Alachua County, Florida in consideration of the sum of
Ten Dollars ($10.00), hereby on this 9th day of February, 2000, releases from the lien of the Mining Lease Agreement that certain property in the County of Alachua and described as follows:
The Southwest 1/4 of the Southwest 1/4 (SW 1/4 of SW 1/4) and the East One-half of the Southwest 1/4 (E1/2 of SW 1/4) of Section 18, Township 9 South, Range 18 East, except that portion lying within the right of way of County Road NW 36. All lying and being in Alachua County, Florida.

without impairing the Mining Lease Agreement or the remaining part of the property described in that Mining Lease Agreement.

Signed, sealed and delivered in our presence

FLORIDA ROCK PROPERTIES, INC.
a Florida Corporation

/s/ Judy B. Gneisig        By: /s/ John E. Anderson     Signature of witness #1        Name: John E. Anderson
Typed name: Judy B. Gneisig    Title: President

/s/ Dennis D. Frick
Signature of witness #2
Typed name: Dennis D. Frick

State of Florida County of Duval

The foregoing instrument was acknowledged before me this 9th day of February, 2000 by John E. Anderson as President of Florida Rock Properties, Inc., a Florida Corporation ✓ who has produced a valid Drivers License as identification or ✓ who is personally known to me.
(affix notary seal)     /s/ Judy B. Gneisig    (Seal) Notary Public
Typed Name: Judy B. Gneisig
My commission number is: CC844218 My commission expires: July 4, 2003

PREPARED BY AND RETURN TO:
ALACHUA COUNTY ABSTRACT COMPANY/RC 2632 NW 43RD STREET, BLDG C GAINESVILLE, FL 32606
BY: JANET WYLENE EDGE 991184

PARTIAL RELEASE OF MEMORANDUM OF LEASE AGREEMENT

FLORIDA ROCK PROPERTIES, INC. a Florida Corporation, (“Sand Buyer”) holder of the Memorandum of Lease Agreement executed by FLORIDA ROCK INDUSTRIES, INC., a Florida Corporation, (“Lessor”) to FLORIDA ROCK PROPERTIES, INC., a Florida Corporation dated March 14, 1997, filed March 28, 1997 and recorded in Official Records Book 2105, page 330 of the public records of Alachua County, Florida in consideration of the sum of Ten Dollars ($10.00), hereby on this 9th day of February, 2000, releases from the Memorandum of Lease Agreement the real property in the County of Alachua and described as:
The Southwest 1/4 of the Southwest 1/4 (SW 1/4 of SW 1/4) and the East One-half of the Southwest 1/4 (E 1/2 of SW 1/4) of Section 18, Township 9 South, Range 18 East, except that portion lying within the right of way of County Road NW 36. All lying and being in Alachua County, Florida.
without impairing the Memorandum of Lease Agreement on the remaining part of the property described in that Memorandum of Lease Agreement. Signed, sealed and delivered in our presence    FLORIDA ROCK PROPERTIES, INC.
a Florida Corporation

/s/ Dennis D. Frick        By:     /s/ Thompson S. Baker II     Signature of witness #1        Name: Thompson S. Baker II
Typed name: Dennis D. Frick    Title:    Vice President

/s/ Fred Recknagel III
Signature of witness #2
Typed name: Fred Recknagel III

State of Florida County of Duval

The foregoing instrument was acknowledged before me this 8th day of February, 2000 by Thompson S. Baker, II as Vice President of Florida Rock Properties, Inc., a Florida Corporation     who has produced a valid Drivers License as identification or ✓ who is personally known to me.
(affix notary seal)     /s/ Catherine L. Riker(Seal)     Notary Public
Typed Name: Catherine L. Riker
My commission number is: CC786108 My commission expires: 10/26/02

FIRST MODIFICATION TO MINING LEASE AGREEMENT

This FIRST MODIFICATION TO MINING LEASE AGREEMENT made this     day of November, 1999, by and between FLORIDA ROCK INDUSTRIES, INC., a Florida corporation, (hereinafter called “Tenant”) and FLORIDA ROCK PROPERTIES, INC, a Florida corporation (hereinafter called “Landlord”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into that certain Mining tease Agreement dated April 1, 1986, and recorded in Official Records 1629, Page 674 of the current public records of Alachua County, Florida, (hereinafter called “Mining Lease Agreement”) concerning real property located in said county and more particularly described 1n Exhibit “A11 to the Mining Lease Agreement (hereinafter called “Leased Lands”); and

WHEREAS, Landlord and Tenant desire to modify paragraph 2, paragraph 27 and subparagraphs (d) and (e) of Exhibit “C” to the Mining Lease Agreement to extend the lease term, to eliminate any renewal terms and to clarify the royalty paid on Construction Materials used in cement manufacturing and finished calcium product and to specify the procedure for determining the average net sales price per ton of cement and finished calcium product.
NOW, THEREFORE, in consideration of the premises and for and in consideration of the sum of $10.00, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.Effective December 1, 1999, paragraph 2 to the Mining Lease Agreement is amended to read as follows:
“2. The term of this lease shall be for a period of ninety-nine (99) years beginning on the first day of the calendar month next following the date of this agreement, unless sooner terminated pursuant to the provisions hereinafter set forth.”

2.Effective December 1, 1999, paragraph 27 to the Mining Lease Agreement is deleted.

3.Effective December 1, 1999, subparagraphs (d) and (e) of Exhibit “C” to the Mining Lease Agreement are amended to read as follows:

EXHIBIT “C”
Royalty Schedule Forming a Part of Paragraph 5

“(d) If the Construction Materials mined from the Leased Lands are used or sold by Tenant for use as raw products for cement manufacturing or for the manufacture of calcium products, then the royalty rate per ton for Construction Materials so used shall be equal to [***] of the annual average pet sales price per ton for finished cement produced from such Construction Materials or [***] of the annual average net sales price per ton for the finished calcium product produced from such Construction Materials as the case may be. Net sales price for cement is defined as the FOB mine site sales price that Tenant receives for bulk cement sales less discounts for prompt payments. If cement bagging operations are conducted on the Leased Lands, the sales price that Tenant receives for such bagged cement shal1 not be included in the computation to determine the average net sales price for cement. Net sales price for finished calcium product is defined as the FOB mine site sales price that Tenant receives for the finished calcium product less discounts for prompt payments. Tenant’s fiscal year commences October 1st, and at the end of each fiscal year, Tenant shall compute the annual average net sales price for cement and for finished calcium product sold from the Leased Lands during the fiscal year. The fiscal year average net sales price shall be deemed the “annual average net sales price” for purposes of paying earned royalties under this subparagraph throughout the following fiscal year, then at the end of the next fiscal year, the fiscal year average net sales price shall be computed for payment of earned royalties in the following year and·so forth throughout the term hereof.
(e)Minimum royalties paid under subparagraph (a) shall accrue in a “prepaid” royalty account and as earned royalties become due under subparagraphs (b), (c) and (d) above, the Tenant shall be entitled to tender payment of the said earned royalties by crediting the sums accumulated in the “prepaid royalty account” as hereinafter provided. Minimum royalties paid during the first three years of this lease may be recovered at any time within the first ten years of the lease but not thereafter. Minimum royalties paid in the fourth and subsequent years of the lease may only be recovered by credit against earned royalties due during the Tenant’s fiscal year in which the minimum royalties are paid. Minimum royalties may only be recovered by credit against earned royalties as set forth therein.”
4.The Parties hereto agree this First Modification to Mining Lease Agreement shall not be recorded.

5.Except as amended by paragraph 2, paragraph 27 and subparagraphs (d) and (e) of Exhibit “C” hereinabove, the Mining Lease Agreement remains unchanged, and the provisions thereof remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals in duplicate on the day and year first above written.

Signed, sealed and delivered in the presence of:

FLORIDA ROCK PROPERTIES, INC.

/s/ [Illegible]        By: /s/ [Illegible]
Its President

/s/ [Illegible]        By: /s/ [Illegible]
Attest Secretary (Corporate Seal) “Landlord”

Signed, sealed and delivered
in the presence of:    FLORIDA ROCK INDUSTRIES, INC.

/s/ [Illegible]        By: /s/ [Illegible]
Its President

/s/ [Illegible]        By: /s/ [Illegible]
Attest Secretary (Corporate Seal) “Tenant”

SECOND MODIFICATION TO LEASE AGREEMENT

THIS SECOND MODIFICATION TO MINING LEASE AGREEMENT (“Amendment”) is made this 1st day of May, 2018, by and between FLORIDA ROCK PROPERTIES, INC., a Florida corporation (“Landlord”), and ARGOS USA LLC, a Delaware limited liability company formerly known as Argos Cement LLC (the “Tenant”). as assignee of Florida Rock Industries, Inc., a Florida corporation.

PRELIMINARY STATEMENT

Landlord and Tenant are parties to a Mining Lease Agreement dated April 1, 1986 (the “Original Lease”), as amended by that certain First Modification to Mining Lease Agreement dated November 5, 1999 (the “First Modification”; the Original Lease as amended by the First Modification, the “Lease”) for the lease of real property (the “Leased Lands”) more particularly described in Exhibit A to the Lease.

The parties hereto desire to amend the Lease as set forth herein. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Lease. Accordingly, in consideration of the mutual covenants contained herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as set forth below.

AGREEMENT

1.Effective May 1, 2018, the sentence reading “Notwithstanding any of the above provisions, the minimum monthly royalty shall never be Jess than [***].” in subparagraph (a) of Exhibit C to the Lease shall be deleted in its entirety and replaced with the following:
Notwithstanding any of the above provisions, the minimum royalty shall never be less than [***] for any calendar quarter.

2.Effective May 1, 2018, the first sentence of subparagraph (d) of Exhibit C to the Lease (as set forth in the First Modification) shall be deleted in its entirety and replaced with the following:
An amount equal to [***] of the annual average net sales price per ton for finished cement and clinker (without duplication) produced on the Leased Lands from limestone mined on the Leased Lands or other lands in Alachua County, Florida. If Construction Materials mined from the Leased Lands are used or sold by Tenant for use as raw products for the manufacture of calcium products, then the royalty rate per ton for Construction Materials so used shall be equal to [***] of the annual average net sales price per ton for the finished calcium product produced from such Construction Materials. Net sales price for cement is defined as the FOB mine site sales price that Tenant receives for bulk cement sales less discounts for prompt payments.
3.Effective March l, 2018, the following is added to the end of Exhibit C to the Lease (as set forth in the First Modification) as subparagraph (f):
(a)In the event that Tenant shall be prevented or delayed from conducting Mining or cement manufacturing operations at its facility in Newberry, Florida by reason of any Act of God, acts of terrorism, hurricane, earthquake, energy shortage, war, civil commotion, riots, insurrection, fire or other casualty, or causes (other than financial) beyond Tenant’s reasonable control (a “Force Majeure Event”), Tenant’s obligation to pay minimum royalties shall be suspended and excused for a period equivalent to the period of such Force Majeure Event not exceeding six months, provided Tenant is proceeding by all reasonably diligent means to restore and ameliorate the effects thereof.
4.The parties acknowledge that Tenant’s fiscal year commences January 1st and not October 1st as stated in the Lease. Effective May 1, 2018, all references to October 1st BS the start of Tenant’s fiscal year in subparagraphs (b) and (d) of Exhibit C to the Lease shall be deleted in its entirety and replaced with references to January 1st.

5.Effective May l, 2018, subparagraph II(b) titled “Now Clause” in Exhibit D to the Lease shall be deleted in its entirety.

6.Except BS expressly modified or amended pursuant to this Amendment, all of the terms, conditions, covenants and agreements set forth in the Lease shall remain in full force and effect.

7.The parties acknowledge execution of the Lease and ratify its terms, as amended by this Amendment

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the day and year first above written.

TENANT:

ARGOS US LLC,
a Delaware limited liability

By:/s/[Illegible]     Print:     Its:
LANDLORD:

FLORIDA ROCK PROPERTIES, INC.,
a Florida corporation

By:/s/[Illegible]     Print:     Its: